Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-168976 and 333-190766 on Form S-1, Nos. 333-272653 on Form S-3, and Nos. 333-58199, 333-35758, 333-75594, 333-115622, 333-135907, 333-161448, 333-166892 and 333-193926 on Form S-8 of Consumer Portfolio Services, Inc. and Subsidiaries of our report dated March 12, 2025 relating to the financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

Crowe LLP

Dallas, Texas

March 12, 2025